CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Current Report on Form 8-K/A of Home System Group (the "Company"), of our report, dated August 30, 2007, relating to the financial statements of Weihe Appliances Co., Ltd. for the years ended December 31, 2006 and 2005.

/s/ MORISON COGEN, LLP

Bala Cynwyd, PA
September 10, 2007